THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-A

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1996
CUSIP #126691

                                  Distribution Date                     9/25/96

4.06(i)     Reduction of the Stated Amount of Certificates                           SINGLE               TOTAL
                                                                                    CERTIFICATE            AMOUNT
                          Class A-1 Certificates                     PZ1                $2.93983874          $219,955.79
                          Class A-2 Certificates                     QA5                $2.40982123           $29,609.47
                          Class A-3 Certificates                     QB3                $4.38355806           $88,828.42
                          Class A-4 Certificates                     QC1                $0.00000000                $0.00
                          Class A-5 Certificates                     QD9                $0.00000000                $0.00
                          Class A-6 Certificates                     QE7                $0.00000000                $0.00
                          Class A-7 Certificates                     QF4                $0.00000000                $0.00
                          Class X Certificates                       QH0                        N/A                $0.00
                          Class A-R Certificates                     QG2                $2.93983874                $0.29
                          Class B-1 Certificates                     QJ6                $0.61364665            $5,291.48
                          Class B-2 Certificates                     QK3                $0.61364665            $2,015.83
                          Class B-3 Certificates                     QL1                $0.61364665            $1,259.82
                          Class B-4 Certificates                                        $0.61364665              $604.44
                          Class B-5 Certificates                                        $0.61364665              $302.53
                          Class B-6 Certificates                                        $0.61364666              $604.87

                                                                 Total Amount                                 348,472.94

             Aggregate Amount of any Principal Prepayments                                                    255,620.87


4.06(ii)     Amount of distribution representing interest.                             SINGLE               TOTAL
                                                                                    CERTIFICATE            AMOUNT
                          Class A-1 Certificates                                        $5.15017395          $385,330.86
                          Class A-2 Certificates                                        $5.27333936           $64,793.52
                          Class A-3 Certificates                                        $4.81468262           $97,564.73
                          Class A-4 Certificates                                        $5.83333333          $136,791.67
                          Class A-5 Certificates                                        $0.00000000                $0.00
                          Class A-6 Certificates                                        $5.83333333           $54,010.83
                          Class A-7 Certificates                                        $5.83333333           $42,799.17
                           Class X Certificates                                         $1.09896662          $180,497.35
                          Class A-R Certificates                                        $5.15017395                $0.52
                          Class B-1 Certificates                                        $5.80956513           $50,095.88
                          Class B-2 Certificates                                        $5.80956513           $19,084.42
                          Class B-3 Certificates                                        $5.80956513           $11,927.04
                          Class B-4 Certificates                                        $5.80956513            $5,722.42
                          Class B-5 Certificates                                        $5.80956513            $2,864.12
                          Class B-6 Certificates                                        $5.80956518            $5,726.44

                                                                                    Total Amount            1,057,208.96

4.06(iii)    Unpaid Interest Shortfall                                     0.00


4.06(iv)     Stated Amount of Certificates after this Distribution      ORIGINAL             SINGLE                 TOTAL
                                                                         BALANCE           CERTIFICATE             AMOUNT
                            Class A-1 Certificates                     $74,819,000.00        $879.94712417         $65,836,763.88
                            Class A-2 Certificates                     $12,287,000.00        $901.59121139         $11,077,851.21
                            Class A-3 Certificates                     $20,264,000.00        $820.99060615         $16,636,553.64
                            Class A-4 Certificates                     $23,450,000.00      $1,000.00000000         $23,450,000.00
                            Class A-5 Certificates                        $402,000.00      $1,000.00000000            $402,000.00
                            Class A-6 Certificates                      $9,259,000.00      $1,000.00000000          $9,259,000.00
                            Class A-7 Certificates                      $7,337,000.00      $1,000.00000000          $7,337,000.00
                             Class X Certificates                     $164,242,792.00        $915.39448842        $150,346,946.56
                            Class A-R Certificates                            $100.00        $879.94712417                 $87.99
                            Class B-1 Certificates                      $8,623,000.00        $995.31180341          $8,582,573.68
                            Class B-2 Certificates                      $3,285,000.00        $995.31180341          $3,269,599.27
                            Class B-3 Certificates                      $2,053,000.00        $995.31180341          $2,043,375.13
                            Class B-4 Certificates                        $985,000.00        $995.31180341            $980,382.13
                            Class B-5 Certificates                        $493,000.00        $995.31180341            $490,688.72
                            Class B-6 Certificates                        $985,692.00        $995.31181353            $981,070.89

                                                                      Total Amount                                 150,346,946.56

4.06(v)      The Pool Stated Principal Balance for the
             following Distribution Date                        $150,346,946.56

4.06(vi)     Senior Percentage for this Distribution Date        89.1451453292%
             Subordinated Percentage for this Distribution Date  10.8548546708%

4.06(vii)    Amount of the Master Servicing Fees paid to or
             retained by the Master Servicer with respect
             to such Distribution Date                                     0.00


4.06(viii)      Pass-Through Rate and for each Class of Certificates
                               Class A-1 Certificates                                                                 7.00000000%
                               Class A-2 Certificates                                                                 7.00000000%
                               Class A-3 Certificates                                                                 7.00000000%
                               Class A-4 Certificates                                                                 7.00000000%
                               Class A-5 Certificates                                                                 0.00000000%
                               Class A-6 Certificates                                                                 7.00000000%
                               Class A-7 Certificates                                                                 7.00000000%
                                Class X Certificates                                                                  1.43731519%
                               Class A-R Certificates                                                                 7.00000000%
                               Class B-1 Certificates                                                                 7.00000000%
                               Class B-2 Certificates                                                                 7.00000000%
                               Class B-3 Certificates                                                                 7.00000000%
                               Class B-4 Certificates                                                                 7.00000000%
                               Class B-5 Certificates                                                                 7.00000000%
                               Class B-6 Certificates                                                                 7.00000000%

4.06(ix)  Amount of Advances included in the distribution
          on such Distribution Date                                   42,329.29
          Aggregate amount of Advances outstanding as of the
          close of business on such Distribution Date                 54,169.08


4.06(x)   The number and aggregate principal amounts of Mortgage Loans delinquent
                                                30 to 59 days                                         13            $4,051,758.91
                                                60 to 89 days                                          2            $1,002,025.93
                                                 90 or more                                            1              $223,439.81


 4.06(xi)    The number and aggregate principal amounts of Mortgage Loans in foreclosure
                                               In foreclosure                                          2              $967,779.78

4.06(xii)    Loan number and Stated Principal Balance of
             any Mortgage loan that became an REO                  0      $0.00
             Property during the preceding calendar month

4.06(xiii)   Total number and principal balance of any REO
             Properties as of the close of business on the
             Determination Date preceding such Distribution
             Date                                                  0      $0.00

4.06(xiv)    Senior Prepayment Percentage                        100.000000000%

4.06(xv)     Aggregate amount of Realized Losses incurred
             during the preceding calendar month                          $0.00

             Aggregate amount of Realized Losses through
             Distribution Date                                                0

4.06(xvi)     Special Hazard Loss Coverage Amount                   1,979,657.10
             Required Fraud Loss Coverage                          4,927,284.00
             Current Bankruptcy Amount                               125,000.00

4.06(xvii)   Guaranteed Distributions paid for such
             Distribution Date on Class A-4

4.06(xviii)  Amount of withdrawal from Reserve Fund since
             prior Distribution Date

                                    Class A-4                              0.00

4.06(xix)    Amount remaining Class A-4 in Reserve Fund after
             Withdrawn Amounts for
                                    Class A-4                          45,000.00